CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 90 to File No. 33-20673; Amendment No. 91 to File No. 811-5514) of MTB Group of Funds of our reports dated June 29, 2011, included in the 2011 Annual Reports to shareholders.

[Ernst & Young, LLP]

Philadelphia, Pennsylvania

August 23, 2011